UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  July 20, 2007

PUREDEPTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	None	47-0892061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Shoreline Drive, Suite 610
Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 632-0800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

PureDepth, Inc. (the “Company”) entered into an agreement with Fred Angelopoulos relating to his separation from the Company (the “Separation Agreement”), on July 20, 2007. The terms of the Separation Agreement call for Mr. Angelopoulos to provide consulting services to the Company for a period of three months. During such three month period, Mr. Angelopoulos will earn a monthly consulting fee equivalent to his monthly salary at the time of his departure (“Base Salary Rate”), thereafter he will continue to receive, as severance payment, semi-monthly payments in a monthly amount equal to his Base Salary Rate for a period of twelve months. Under the Separation Agreement, Mr. Angelopoulos will also receive two years of Company paid COBRA health insurance premiums. In addition, Mr. Angelopoulos’ stock option agreement was amended to provide that it may be exercised in two tranches in 2007 and 2008, respectively, and to accelerate the selling schedule applicable to shares of the Company’s common stock acquired upon any such exercise.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
10.21	Separation Agreement- Fred Angelopoulos, July 20, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUREDEPTH, INC.: (Registrant)

Date: July 26, 2007	By:	/s/ Thomas L. Marcus
Thomas L. Marcus Chief Executive Officer